UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                      _________________________________

                                  FORM 8-K

                               Current Report
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):   August 4, 2005


                            GLOBAL CONCEPTS, LTD.
           ------------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)


        Colorado                    0-25319              84-1191355
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(State of Incorporation)        (Commission File     (IRS Employer
                                 Number)              Identification No.)


                   501 Bloomfield Ave., Montclair, NJ  07042
                   -----------------------------------------
                    (Address of principal executive offices)

                                 (973) 233-1233
                         -----------------------------
                         Registrant's Telephone Number


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.03 Creation of a Direct Financial Obligation
Item 1.01 Entry into a Material Definitive Agreement

     On August 4, 2005 Global Concepts sold to Cornell Capital Partners,
LP a Secured Convertible Debenture, dated August 1, 2005. The Debenture is in the principal amount of $2,500,000 and bears interest at 12% per annum.
In exchange for the Debenture, Cornell Capital Partners paid $900,000 and surrendered a $1,500,000 Promissory Note issued by Global Concepts to Cornell Capital Partners in January 2005.

     The Secured Convertible Debenture provides that Global Concepts will commence making payments of principal and accrued interest on the earlier of (a) the date when the Securities and Exchange Commission declares effective a prospectus that will permit Cornell Capital Partners to resell shares it acquires on conversion of the Debenture or (b) January 1, 2006. Payments will be made in equal monthly installments through February 1, 2007. Cornell Capital Partners is entitled to convert the debenture into common stock at a price of $.20 per share. However, in the event that Global Concepts commits a material default in its obligations under the Debenture and related documents, the conversion price will be reduced to $.06 per share. Cornell Capital Partners' right to convert the Debenture is limited, however, to the extent that it cannot convert the Debenture into an amount of shares that would cause it to own more than 4.9% of Global Concepts' outstanding shares. Global Concepts' obligations under the Debenture are secured by a pledge of all of Global Concepts' assets.

     The Secured Convertible Debenture has a stated interest of 12%. However, since Cornell Capital Partners paid only $1,800,000 in aggregate cash to acquire the note, the actual interest rate will exceed 36%.

     In consideration for Cornell Capital Partner's purchase of the Secured Convertible Debenture, Global Concepts issued to Cornell Capital Partners a Warrant to purchase up to 5,000,000 shares of common stock at $.25 per share. The Warrant has a term of three years. The Warrant cannot be exercised to purchase shares which would cause Cornell Capital Partners to own in excess of 4.99% of Global Concepts' outstanding shares.

     On August 4, 2005 Cornell Capital Partners and Global Concepts also signed a Standby Equity Distribution Agreement dated August 1, 2005. The Agreement provides that during a two years period Global Concepts may demand that Cornell Capital Partners purchase shares of common stock from Global Concepts. Global Concepts may make a demand no more than once every five trading days. The maximum purchase price on each demand is $250,000. The aggregate maximum that Global Concepts may demand from Cornell Capital Partners is $5,000,000. The number of shares that Cornell Capital
Partners will purchase after a demand will be determined by dividing the dollar amount demanded by a per share price. The per share price used will be 95% of the lowest daily volume-weighted average price during the five trading days that follow the date a demand is made by Global
Concepts. Cornell Capital Partners is required by the Agreement to pay each amount demanded by Global Concepts, unless (a) there is no prospectus available for Cornell Capital Partners to use in reselling the shares, (b) the purchase would result in Cornell Capital Partners owning over 9.9% of Global Concepts outstanding shares, or (c) the representations made by Global Concepts in the Agreement prove to be untrue. Accordingly, Global Concepts will not be able to obtain funds under this arrangement until the Securities and Exchange Commission declares effective a registration statement that will permit Cornell
Capital Partners to resell to the public the shares it acquires from Global Concepts.

Item 9.01 Financial Statements and Exhibits

                                   Exhibits

10-a Securities Purchase Agreement dated August 1, 2005 between Global
     Concepts and Cornell Capital Partners, LP.

10-b Secured Convertible Debenture dated August 1, 2005 issued to
     Cornell Capital Partners LP.

10-c Security Agreement dated August 1, 2005 between Global Concepts and
     Cornell Capital Partners, LP.

10-d Warrant to Purchase Common Stock dated August 1, 2005 issued to
     Cornell Capital Partners LP.

10-e Standby Equity Distribution Agreement dated August 1, 2005 between
     Global Concepts and Cornell Capital Partners, LP.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GLOBAL CONCEPTS, LTD.


Dated: August 8, 2005               By: /s/ Eduardo Rodriguez
                                    ---------------------------
                                    Eduardo Rodriguez
                                    Chief Executive Officer